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                                                                     EXHIBIT 8.3

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MOURANT DU FEU & JEUNE
ADVOCATES, SOLICITORS AND NOTARIES PUBLIC       PO Box 87               Tel: 01534 609000
                                                22 Grenville Street     Fax: 01534 609333
                                                St Helier               International
                                                Jersey JE4 8PX          Tel: +44 1534 609000
                                                Channel Islands         Fax: +44 1534 609333
                                                                        www.mourant.com
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AerCo Limited
22 Grenville Street
St Helier
Jersey
JE4 8PX
Channel Islands
                                                                 7 December 2000

Our ref:          0620/ifd/21944/1/1421846

Dear Sirs,


AERCO LIMITED

We have acted as Jersey tax counsel for AerCo Limited (the "COMPANY") a public limited liability company formed under the laws of Jersey in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form F-4 (the "REGISTRATION STATEMENT") registering Subclass A-3 Notes, Subclass A-4 Notes, Subclass B-2 Notes and Subclass C-2 Notes (collectively, the "NEW NOTES") to be issued by the Company pursuant to an Indenture entered into between the Company and Bankers Trust Company, as trustee (the "TRUSTEE") on July 15, 1998 as supplemented by Supplement No. 1 thereto entered into between the Company and the Trustee on July 17, 2000 (as so supplemented, the "INDENTURE"). The New Notes will be issued in connection with the Exchange Offer (as defined in the Registration Statement) being made by the Company.

Assuming proper execution of the Indenture and proper issue of the New Notes in the form filed as part of an exhibit to the Registration Statement we hereby confirm that the statements set forth in the prospectus (the "PROSPECTUS") forming a part of the Registration Statement under the heading " TAX CONSIDERATIONS - Certain Jersey Tax Considerations", to the extent that they constitute matters of law, accurately describe the material Jersey tax consequences to holders of the New Notes.


    A R Binnington, E A Breen, J A J Chapman, C E Coutanche (Senior Partner),
 J D P Crill, C L I Davies, N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James, R F V Jeune (Managing Partner), B H Lacey, W Malorey,
    J A Richomme, M R Scott, J P Speck, A J R Syvret, J C Walker, D R Wilson

  Associates: N J D Chapman, C R Deacon, M I Guillaume, N M Hamel, G A Pollano,
       N J Weston Consultants: K S Baker, R R Jeune C B E, P de C Mourant

    MOURANT DU FEU & JEUNE LONDON: 35 NEW BRIDGE STREET, BLACKFRIARS, LONDON
              EC4V 6BW TEL: +44 20 7332 6161 FAX: +44 20 7332 6199

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We know that we are referred to under the headings "TAX CONSIDERATIONS - Certain
Jersey Tax Considerations", "RISK FACTORS - Certain Income Tax Risks" and "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.4 thereto.

Yours faithfully,



/s/ MOURANT DU FEU & JEUNE
MOURANT DU FEU & JEUNE